                                                                     EXHIBIT 4.1


                           SIMON DEBARTOLO GROUP, L.P.
                                     ISSUER

                                       AND

                           SIMON PROPERTY GROUP, L.P.
                                    GUARANTOR

                                       TO

                            THE CHASE MANHATTAN BANK
                                     TRUSTEE


                              --------------------


                          FOURTH SUPPLEMENTAL INDENTURE

                            DATED AS OF JULY 22, 1997

                              --------------------


                   $100,000,000 6 3/4% NOTES DUE JULY 15, 2004
                     $150,000,000 7% NOTES DUE JULY 15, 2009


                            SUPPLEMENT TO INDENTURE,
                         DATED AS OF NOVEMBER 26, 1996,
                                      AMONG
                           SIMON DEBARTOLO GROUP, L.P.
                           SIMON PROPERTY GROUP, L.P.
                                       AND
                            THE CHASE MANHATTAN BANK,
                                   AS TRUSTEE
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                                        2

            FOURTH SUPPLEMENTAL INDENTURE, dated as of July 22, 1997, among SIMON DEBARTOLO GROUP, L.P., a Delaware limited partnership (the "Issuer" or the "Operating Partnership"), having its principal offices at National City Center, 115 West Washington Street, Suite 15 East, Indianapolis, Indiana 46204, SIMON PROPERTY GROUP, L.P., a Delaware limited partnership (the "Guarantor") having its principal offices at National City Center, 115 West Washington Street, Suite 15 East, Indianapolis, Indiana 46204 and THE CHASE MANHATTAN BANK, a New York banking corporation, as trustee (the "Trustee"), having its Corporate Trust Office at 450 West 33rd Street, 15th Floor, New York, New York 10001.


                                    RECITALS

            WHEREAS, the Issuer executed and delivered its Indenture (the "Original Indenture"), dated as of November 26, 1996, to the Trustee to issue from time to time for its lawful purposes debt securities evidencing its unsecured and unsubordinated indebtedness issued under the Original Indenture;

            WHEREAS, the Guarantor executed and delivered the Original Indenture to the Trustee to guarantee the due and punctual payment of principal of, premium, if any, interest on, and any other amounts with respect to, each series of debt securities evidencing the unsecured and unsubordinated indebtedness of the Issuer, issued under the Original Indenture, when and as the same shall become due and payable, whether on an interest payment date, a maturity date, on redemption, by declaration of acceleration or otherwise;

            WHEREAS, the Original Indenture provides that by means of a supplemental indenture, the Issuer may create one or more series of its debt securities, which shall be guaranteed by the Guarantor, and establish the form and terms and conditions thereof;

            WHEREAS, the Issuer intends by this Fourth Supplemental Indenture
(i) to create a series of debt securities, in an aggregate principal amount of $100,000,000 entitled "Simon DeBartolo Group, L.P. 6 3/4% Notes due July 15, 2004 (the "2004 Notes"); (ii) to create a series of debt securities, in an aggregate principal amount of $150,000,000 entitled "Simon DeBartolo Group, L.P. 7% Notes due July 15, 2009 (the "2009 Notes," and together with the 2004 Notes, the "Notes") and (iii) to establish the form and the terms and conditions of such Notes;

            WHEREAS, the Guarantor intends by this Fourth Supplemental Indenture to guarantee the due and punctual payment of principal of, premium, if any, interest on, and any other amounts with respect to, the Notes, when and as the same shall become due and payable, whether on an interest payment date, a maturity date, on redemption, by declaration of acceleration or otherwise (the "Guarantee");

            WHEREAS, the Board of Directors of SD Property Group, Inc., the managing general partner of the Issuer, has approved the creation of the Notes and the forms, terms and conditions thereof;


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
            WHEREAS, the Board of Directors of Simon DeBartolo Group, Inc., the sole general partner of the Guarantor, has approved the creation of the Guarantee and the forms, terms and conditions thereof; and

            WHEREAS, all actions required to be taken under the Original Indenture with respect to this Fourth Supplemental Indenture have been taken.

            NOW, THEREFORE IT IS AGREED:


                                   ARTICLE ONE

                   DEFINITIONS, CREATION, FORMS AND TERMS AND
                             CONDITIONS OF THE NOTES

            SECTION 1.01 DEFINITIONS. Capitalized terms used in this Fourth Supplemental Indenture and not otherwise defined shall have the meanings ascribed to them in the Original Indenture. Certain terms, used principally in Article Two of this Fourth Supplemental Indenture, are defined in that Article. In addition, the following terms shall have the following meanings to be equally applicable to both the singular and the plural forms of the terms defined:

            "GLOBAL NOTE" means a single fully-registered global note in book-entry form, without Coupons, substantially in the form of Exhibit A or Exhibit B attached hereto.

            "INDENTURE" means the Original Indenture as supplemented by this Fourth Supplemental Indenture.

            "MAKE-WHOLE AMOUNT" means, in connection with any optional redemption or accelerated payment of any Notes, the excess, if any, of (i) the aggregate present value, as of the date of such redemption or accelerated payment of each Dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of each such Dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date notice of such redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, to the date of redemption or accelerated payment, over (ii) the aggregate principal amount of the Notes being redeemed or accelerated.

            "NOTES" means the 2004 Notes together with the 2009 Notes.

            "2004 NOTES" means the Issuer's 6 3/4% Notes due July 15, 2004.

            "2009 NOTES" means the Issuer's 7% Notes due July 15, 2009.


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            "REINVESTMENT RATE" means the yield on treasury securities at a constant maturity corresponding to the remaining life (as of the date of redemption and rounded to the nearest month) to Stated Maturity of the principal being redeemed (the "Treasury Yield"), plus .25%. For purposes hereof, the Treasury Yield shall be equal to the arithmetic mean of the yields published in the Statistical Release under the heading "Week Ending" for "U.S. Government Securities -- Treasury Constant Maturities" with a maturity equal to such remaining life; provided, that if no published maturity exactly corresponds to such remaining life, then the Treasury Yield shall be interpolated or extrapolated on a straight-line basis from the arithmetic means of the yields for the next shortest and next longest published maturities, rounding each of such relevant periods to the nearest month. For purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used. If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury Yield in the above manner, then the Treasury Yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by the Issuer.

            "STATISTICAL RELEASE" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which reports yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Issuer.

            SECTION 1.02 CREATION OF THE NOTES. In accordance with Section 301 of the Original Indenture, the Issuer hereby creates each of the 2004 Notes and the 2009 Notes as a separate series of its securities issued pursuant to the Indenture. The 2004 Notes shall be issued in an aggregate principal amount of $100,000,000, and the 2009 Notes shall be issued in an aggregate principal amount of $150,000,000.

            SECTION 1.03 FORM OF THE NOTES. Each series of the Notes will be issued in the form of a Global Note which will be deposited with, or on behalf of, DTC and registered in the name of "Cede & Co" as the nominee of DTC. The 2004 Notes shall be substantially in the form of Exhibit A attached hereto and the 2009 Notes shall be substantially in the form of Exhibit B attached hereto. So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such Global Note for all purposes under the Indenture. Ownership of beneficial interests in such Global Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC (with respect to beneficial interests of participants) or by participants or Persons that hold interests through participants (with respect to beneficial interests of beneficial owners).


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            SECTION 1.04 TERMS AND CONDITIONS OF THE 2004 NOTES. The 2004 Notes
shall be governed by all the terms and conditions of the Original Indenture, as supplemented by this Fourth Supplemental Indenture, and in particular, the following provisions shall be terms of the Notes:

            (a) Title and Aggregate Principal Amount. The title of the 2004 Notes shall be as specified in the Recitals; and the aggregate principal amount of the 2004 Notes shall be as specified in Section 1.02 of this Fourth Supplemental Indenture, except as permitted by Section 306 of the Original Indenture.

            (b) Stated Maturity. The 2004 Notes shall mature, and the unpaid principal thereon shall be payable, on July 15, 2004.

            (c) Interest. The rate per annum at which interest shall be payable on the 2004 Notes shall be 6 3/4%, and such interest shall accrue beginning July 22, 1997. Interest on the 2004 Notes shall be payable semi-annually in arrears on each July 15 and January 15, commencing January 15, 1998 (each a "2004 Interest Payment Date"), and on the Stated Maturity as specified in Section 1.04(b) of this Fourth Supplemental Indenture, to the Persons (the "2004 Holders") in whose names the applicable 2004 Notes are registered in the Security Register applicable to the 2004 Notes at the close of business 15 calendar days prior to such payment date regardless of whether such day is a Business Day (each, a "2004 Regular Record Date"). Interest on the 2004 Notes will be computed on the basis of a 360-day year of twelve 30-day months.

            (d) Sinking Fund, Redemption or Repayment. No sinking fund shall be provided for the 2004 Notes and the 2004 Notes shall not be repayable at the option of the Holders thereof prior to Stated Maturity. The 2004 Notes may be redeemed at any time at the option of the Issuer, in whole or from time to time in part, at a redemption price equal to the sum of (i) the principal amount of the 2004 Notes being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount, if any, with respect to such 2004 Notes (the "2004 Redemption Price"), all in accordance with the provisions of Article Eleven of the Original Indenture.

            If notice of redemption has been given as provided in the Original Indenture and funds for the redemption of any 2004 Notes called for redemption shall have been made available on the Redemption Date referred to in such notice, such 2004 Notes will cease to bear interest on the Redemption Date and the only right of the Holders of the 2004 Notes from and after the Redemption Date will be to receive payment of the 2004 Redemption Price upon surrender of such 2004 Notes in accordance with such notice.

            (e) Registration and Form. The 2004 Notes shall be issuable as Registered Securities in permanent global form, and the depositary with respect to the 2004


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      Notes shall initially be DTC. Principal and interest payments on interests represented by a Global Note will be made to DTC or its nominee, as the case may be, as the registered Holder of such Global Note. All payments of principal and interest in respect of the 2004 Notes will be made by the Issuer in immediately available funds.

            (f) Defeasance and Covenant Defeasance. The provisions for defeasance in Section 1402 of the Original Indenture, and the provisions for covenant defeasance (which provisions shall apply, without limitation, to the covenants set forth in Article Two of this Fourth Supplemental Indenture) in Section 1403 of the Original Indenture, shall be applicable to the 2004 Notes.

            (g) Make-Whole Amount Payable Upon Acceleration. Upon any acceleration of the Stated Maturity of the 2004 Notes in accordance with
      Section 502 of the Original Indenture, the Make-Whole Amount on the 2004 Notes shall become immediately due and payable, subject to the terms and conditions of the Indenture.

            (h) Guarantee. The provisions of Article Seventeen of the Original Indenture shall be applicable to the 2004 Notes.

            SECTION 1.05 TERMS AND CONDITIONS OF THE 2009 NOTES. The 2009 Notes shall be governed by all the terms and conditions of the Original Indenture, as supplemented by this Fourth Supplemental Indenture, and in particular, the following provisions shall be terms of the Notes:

            (a) Title and Aggregate Principal Amount. The title of the 2009 Notes shall be as specified in the Recitals; and the aggregate principal amount of the 2009 Notes shall be as specified in Section 1.02 of this Fourth Supplemental Indenture, except as permitted by Section 306 of the Original Indenture.

            (b) Stated Maturity. The 2009 Notes shall mature, and the unpaid principal thereon shall be payable, on July 15, 2009.

            (c) Interest. The rate per annum at which interest shall be payable on the 2009 Notes shall be 7%, and such interest shall accrue beginning July 22, 1997. Interest on the 2009 Notes shall be payable semi-annually in arrears on each July 15 and January 15, commencing January 15, 1998 (each a "2009 Interest Payment Date"), and on the Stated Maturity as specified in Section 1.05(b) of this Fourth Supplemental Indenture, to the Persons (the "2009 Holders" and together with the 2004 Holders, the "Holders") in whose names the applicable 2009 Notes are registered in the Security Register applicable to the 2009 Notes at the close of business 15 calendar days prior to such payment date regardless of whether such day is a Business Day (each, a "2009 Regular Record Date"). Interest on the 2009 Notes will be computed on the basis of a 360-day year of twelve 30-day months.


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            (d) Sinking Fund, Redemption or Repayment. No sinking fund shall be provided for the 2009 Notes and the 2009 Notes shall not be repayable at the option of the Holders thereof prior to Stated Maturity. The 2009 Notes may be redeemed at any time at the option of the Issuer, in whole or from time to time in part, at a redemption price equal to the sum of (i) the principal amount of the 2009 Notes being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount, if any, with respect to such 2009 Notes (the "2009 Redemption Price"), all in accordance with the provisions of Article Eleven of the Original Indenture.

            If notice of redemption has been given as provided in the Original Indenture and funds for the redemption of any 2009 Notes called for redemption shall have been made available on the Redemption Date referred to in such notice, such 2009 Notes will cease to bear interest on the Redemption Date and the only right of the Holders of the 2009 Notes from and after the Redemption Date will be to receive payment of the 2009 Redemption Price upon surrender of such 2009 Notes in accordance with such notice.

            (e) Registration and Form. The 2009 Notes shall be issuable as Registered Securities in permanent global form, and the depositary with respect to the 2009 Notes shall initially be DTC. Principal and interest payments on interests represented by a Global Note will be made to DTC or its nominee, as the case may be, as the registered Holder of such Global Note. All payments of principal and interest in respect of the 2009 Notes will be made by the Issuer in immediately available funds.

            (f) Defeasance and Covenant Defeasance. The provisions for defeasance in Section 1402 of the Original Indenture, and the provisions for covenant defeasance (which provisions shall apply, without limitation, to the covenants set forth in Article Two of this Fourth Supplemental Indenture) in Section 1403 of the Original Indenture, shall be applicable to the 2009 Notes.

            (g) Make-Whole Amount Payable Upon Acceleration. Upon any acceleration of the Stated Maturity of the 2009 Notes in accordance with
      Section 502 of the Original Indenture, the Make-Whole Amount on the 2009 Notes shall become immediately due and payable, subject to the terms and conditions of the Indenture.

            (h) Guarantee. The provisions of Article Seventeen of the Original Indenture shall be applicable to the 2009 Notes.


                                   ARTICLE TWO

                    COVENANTS FOR BENEFIT OF HOLDERS OF NOTES


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            SECTION 2.01 COVENANTS FOR BENEFIT OF HOLDERS OF NOTES. The
Operating Partnership covenants and agrees, for the benefit of the Holders of the Notes, as follows:

      (a) Limitations on Incurrence of Debt. The Operating Partnership will not, and will not permit any Subsidiary to, incur any Debt (as defined below), other than intercompany debt (representing Debt to which the only parties are the Company (as defined below), the Operating Partnership and any of their Subsidiaries (but only so long as such Debt is held solely by any of the Company, the Operating Partnership and any Subsidiary) that is subordinate in right of payment to the Notes), if, immediately after giving effect to the incurrence of such additional Debt, the aggregate principal amount of all outstanding Debt would be greater than 60% of the sum of (i) the Operating Partnership's Adjusted Total Assets (as defined below) as of the end of the fiscal quarter prior to the incurrence of such additional Debt and (ii) any increase in Adjusted Total Assets from the end of such quarter including, without limitation, any pro forma increase from the application of the proceeds of such additional Debt.

            In addition to the foregoing limitation on the incurrence of Debt, the Operating Partnership will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, pledge, encumbrance or security interest of any kind upon any of the property of the Operating Partnership or any Subsidiary ("Secured Debt"), whether owned at the date of the Indenture or thereafter acquired, if, immediately after giving effect to the incurrence of such additional Secured Debt, the aggregate principal amount of all outstanding Secured Debt is greater than 55% of the sum of (i) the Operating Partnership's Adjusted Total Assets as of the end of the fiscal quarter prior to the incurrence of such additional Secured Debt and (ii) any increase in Adjusted Total Assets from the end of such quarter including, without limitation, any pro forma increase from the application of the proceeds of such additional Secured Debt.

            In addition to the foregoing limitations on the incurrence of Debt, the Operating Partnership will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Annualized EBITDA After Minority Interest to Interest Expense (in each case as defined below) for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.75 to 1 on a pro forma basis after giving effect to the incurrence of such Debt and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred since the first day of such four-quarter period had been incurred, and the proceeds therefrom had been applied (to whatever purposes such proceeds had been applied as of the date of calculation of such ratio), at the beginning of such period, (ii) any other Debt that has been repaid or retired since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period),
(iii) any income earned as a result of any assets having been placed in service since the end of such four-quarter period had been earned, on an annualized basis, during such period, and (iv) in the case of any acquisition or disposition by the Operating Partnership, any Subsidiary or any unconsolidated joint venture in which the Operating Partnership or any Subsidiary owns an interest, of any assets since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition and


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any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

            For purposes of the foregoing provisions regarding the limitation on the incurrence of Debt, Debt shall be deemed to be "incurred" by the Operating Partnership, its Subsidiaries and by any unconsolidated joint venture, whenever the Operating Partnership, any Subsidiary, or any unconsolidated joint venture, as the case may be, shall create, assume, guarantee or otherwise become liable in respect thereof.

      (b) Maintenance of Unencumbered Assets. The Operating Partnership is required to maintain Unencumbered Assets (as defined below) of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt (as defined below) of the Operating Partnership.

            SECTION 2.02 Definitions. As used herein:

            "Adjusted Total Assets" as of any date means the sum of (i) the amount determined by multiplying the sum of the shares of common stock of the Company (as defined below) issued in the initial public offering of the Company (the "IPO") and the units of the Operating Partnership not held by the Company outstanding on the date of the IPO, by $22.25 (the "IPO Price"), (ii) the principal amount of the outstanding consolidated debt of the Company on the date of the IPO, less any portion applicable to minority interests, (iii) the Operating Partnership's allocable portion, based on its ownership interest, of outstanding indebtedness of unconsolidated joint ventures on the date of the IPO, (iv) the purchase price or cost of any real estate assets acquired (including the value, at the time of such acquisition, of any units of the Operating Partnership or shares of common stock of the Company issued in connection therewith) or developed after the IPO by the Operating Partnership or any Subsidiary, less any portion attributable to minority interests, plus the Operating Partnership's allocable portion, based on its ownership interest, of the purchase price or cost of any real estate assets acquired or developed after the IPO by any unconsolidated joint venture, (v) the value of the Merger compiled as the sum of (a) the purchase price including all related closing costs and (b) the value of all outstanding indebtedness less any portion attributable to minority interests, including the Operating Partnership's allocable share, based on its ownership interest, of outstanding indebtedness of unconsolidated joint ventures at the Merger date, and (vi) working capital of the Operating Partnership; subject, however, to reduction by the amount of the proceeds of any real estate assets disposed of after the IPO by the Operating Partnership or any Subsidiary, less any portion applicable to minority interests, and by the Operating Partnership's allocable portion, based on its ownership interest, of the proceeds of any real estate assets disposed of after the IPO by unconsolidated joint ventures.

            "Annualized EBITDA" means earnings before interest, taxes, depreciation and amortization for all properties with other adjustments as are necessary to exclude the effect of items classified as extraordinary items in accordance with generally accepted accounting principles, adjusted to reflect the assumption that (i) any income earned as a result of any assets having been placed in service since the end of such period had been earned, on an annualized


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basis, during such period, and (ii) in the case of any acquisition or disposition by the Operating Partnership, any Subsidiary or any unconsolidated joint venture in which the Operating Partnership or any Subsidiary owns an interest, of any assets since the first day of such period, such acquisition or disposition and any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition.

            "Annualized EBITDA After Minority Interest" means Annualized EBITDA after distributions to third party joint venture partners.

            "Company" means Simon DeBartolo Group, Inc., a Maryland corporation and a general partner of the Operating Partnership and the sole general partner of the Guarantor.

            "Debt" means any indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis, less any portion attributable to minority interests, plus the Operating Partnership's allocable portion, based on its ownership interest, of indebtedness of unconsolidated joint ventures, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, as determined in accordance with generally accepted accounting principles, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Operating Partnership or any Subsidiary directly, or indirectly through unconsolidated joint ventures, as determined in accordance with generally accepted accounting principles, (iii) reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable and (iv) any lease of property by the Operating Partnership or any Subsidiary as lessee which is reflected in the Operating Partnership's consolidated balance sheet as a capitalized lease or any lease of property by an unconsolidated joint venture as lessee which is reflected in such joint venture's balance sheet as a capitalized lease, in each case, in accordance with generally accepted accounting principles; provided, that Debt also includes, to the extent not otherwise included, any obligation by the Operating Partnership or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise, items of indebtedness of another Person (other than the Operating Partnership or any Subsidiary) described in clauses (i) through (iv) above (or, in the case of any such obligation made jointly with another Person, the Operating Partnership's or Subsidiary's allocable portion of such obligation based on its ownership interest in the related real estate assets).

            "Fixed Charges and Preferred Unit Distributions" consist of interest costs, whether expensed or capitalized, the interest component of rental expense and amortization of debt issuance costs, including the Operating Partnership's pro rata share based on its ownership interest of joint venture interest costs, whether expensed or capitalized, and the interest components of rental expense and amortization of debt issuance costs, plus any distributions on outstanding preferred units.

            "Interest Expense" includes the Operating Partnership's pro rata share of joint venture interest expense and is reduced by amortization of debt issuance costs.

            "Unencumbered Annualized EBITDA After Minority Interest" means Annualized EBITDA After Minority Interest less any portion thereof attributable to assets serving as collateral for Secured Debt (as defined above).

            "Unencumbered Assets" as of any date shall be equal to Adjusted Total Assets as of such date multiplied by a fraction, the numerator of which is Unencumbered Annualized EBITDA After Minority Interest and the denominator of which is Annualized EBITDA After Minority Interest.

            "Unsecured Debt" means Debt which is not secured by any mortgage, lien, pledge, encumbrance or security interest of any kind.



                                  ARTICLE THREE

                                     TRUSTEE

            SECTION 3.01 TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture or the due execution thereof by the Issuer or the Guarantor. The recitals of fact contained herein shall be taken as the statements solely of the Issuer and the Guarantor, and the Trustee assumes no responsibility for the correctness thereof.



                                  ARTICLE FOUR

                            MISCELLANEOUS PROVISIONS

            SECTION 4.01 RATIFICATION OF ORIGINAL INDENTURE. This Fourth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and as supplemented and modified hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Fourth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

            SECTION 4.02 EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

            SECTION 4.03 SUCCESSORS AND ASSIGNS. All covenants and agreements in this Fourth Supplemental Indenture by the Issuer and Guarantor shall bind their successors and assigns, whether so expressed or not.


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
            SECTION 4.04 SEPARABILITY CLAUSE. In case any one or more of the provisions contained in this Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 4.05 GOVERNING LAW. This Fourth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York. This Fourth Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Fourth Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

            SECTION 4.06 COUNTERPARTS. This Fourth Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.


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

                                     * * * *

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.


                                    SIMON DEBARTOLO GROUP, L.P.

                                    By: SD Property Group, Inc.,
                                        its managing general partner

                                        By:________________________________
                                           Name:
                                           Title:
Attest:

________________________________
Name:
Title:


                                    SIMON PROPERTY GROUP, L.P.

                                    By: Simon DeBartolo Group, Inc.,
                                        its sole general partner

                                        By:________________________________
                                           Name:
                                           Title:
Attest:

________________________________
Name:
Title:

                                    THE CHASE MANHATTAN BANK
                                      as Trustee

                                    By:________________________________
                                       Name:
                                       Title:

Attest:

________________________________
Name:
Title: